As filed with the Securities and Exchange Commission on January 20, 1998
                                              Registration No. 333-31295


          SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


               Post-Effective Amendment No. 1
                              to
                           FORM S-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   ARI Network Services, Inc.
     (Exact name of registrant as specified in its charter)




    Wisconsin                                39-1388360
(State or other                           (I.R.S. Employer
jurisdiction of                           Identification No.)
incorporation or
organization)

                    330 East Kilbourn Avenue
                Milwaukee, Wisconsin 53202-3166
                         (414) 278-7676
 (Address and telephone number of principal executive offices)


      Mark L. Koczela                        Copies to:
  330 East Kilbourn Avenue               Larry D. Lieberman
Milwaukee, Wisconsin  53202-3166        Godfrey & Kahn, S.C.
       (414) 278-7676                  780 North Water Street
(Name, address, including zip code,    Milwaukee, Wisconsin  53202
and  telephone number, including            (414) 273-3500
area code, of agent for service)

Deregistration of Shares

     The Registrant hereby amends this Registration
Statement on Form S-2 (File No. 333-31295) to remove from registration 112,500 shares of Common Stock (after the Registrant's one-for-four reverse stock split), which remain unsold at the termination of the offering.

                      Signatures

     In   accordance  with  the  requirements  of   the
Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Amendment to Registration Statement on Form
S-2 to be signed on its behalf by the undersigned in the City of Milwaukee, State of Wisconsin on January
20, 1998.

                              ARI NETWORK SERVICES, INC.


                              By: /s/ Brian E. Dearing
                                -------------------------
                                Brian E. Dearing,
                                President and Chief Executive
                                Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement on Form S-2 was signed by the following persons in the capacities and on the dates indicated.

Signature               Title                     Date

         *              Director                  January 20, 1998
---------------------
Richard W. Weening

         *              President and Chief       January 20, 1998
------------------      Executive Officer
Brian E. Dearing        (acting Principal
                        Financial Officer and
                        Principal Accounting
                        Officer) and a Director

         *              Director                  January 20, 1998
---------------------
William H. Alverson

                        Director
---------------------
Gordon J. Bridge

         *              Director                  January 20, 1998
---------------------
Francis Brzezinski

                        Director
---------------------
George Dalton

                        Director
---------------------
Eric P. Robison

* By Brian E. Dearing pursuant to a power of attorney previously filed.


                              /s/ Brian E. Dearing
                              -----------------------
                              Brian E. Dearing